Exhibit 99

Press Release	Source: First Acceptance Corporation Contact: Steve Harrison (615) 844-2885
First Acceptance Corporation Reports Fourth Quarter and Fiscal Year 2006 Financial Results
NASHVILLE, TN, September 13, 2006 /Businesswire-FirstCall/ — First Acceptance Corporation (NYSE: FAC) today reported its financial results for the fourth quarter and fiscal year ended June 30, 2006.
     Net income for the three months ended June 30, 2006 was $14.7 million, or $0.30 per share on a fully-diluted basis, compared with net income of $13.2 million, or $0.27 per share on a fully-diluted basis, for the same period of fiscal 2005. The 2006 and 2005 periods include income tax benefits of $10.5 million and $10.6 million ($0.21 per share on a fully-diluted basis for both periods), respectively, from decreases in the valuation allowance for the Company’s deferred tax asset. Such decreases were the result of taxable income for both years exceeding the estimates used by management in establishing the valuation allowances, in addition to revisions in management’s estimates of future taxable income based on the results for the most recent fiscal years. Total revenues for the three months ended June 30, 2006 increased 51% to $75.2 million, from $49.8 million in the same period last year. Income before taxes for the three months ended June 30, 2006 was $6.9 million versus $4.0 million for the same period of fiscal 2005.
     Net income for the year ended June 30, 2006 was $28.1 million, or $0.57 per share on a fully-diluted basis, compared with $26.2 million, or $0.53 per share on a fully-diluted basis, for the same period of fiscal 2005. The 2006 and 2005 periods include income tax benefits of $10.5 million and $10.6 million ($0.21 and $0.22 per share on a fully-diluted basis), respectively, from decreases in the valuation allowance for the Company’s deferred tax asset. Total revenues for the year ended June 30, 2006 increased 49% to $249.0 million, from $166.8 million in the same period last year. Income before income taxes for the year ended June 30, 2006 was $27.0 million versus $24.0 million for the same period of fiscal 2005.
     Net income for the year ended June 30, 2006 included pre-tax gains on sales of foreclosed real estate held for sale of $3.6 million as compared with $0.08 million for the year ended June 30, 2005. There were no sales of foreclosed real estate held for sale during the three months ended June 30, 2006 or 2005. Remaining real estate held for sale consists of two tracts of land in San Antonio, Texas with a book value of $87,000.
Insurance Operations
•	Key ratios — The Company’s loss ratio for the three months ended June 30, 2006 was 68.0%, compared with 68.8% for the same period last year and 69.6% for the quarter ended March 31, 2006. The Company’s expense ratio for the three months ended June 30, 2006 was 21.1%, compared with 22.0% for the same period last year and 19.3% for the quarter ended March 31, 2006. As a result, the Company’s combined ratio for the three months ended June 30, 2006 was 89.1%, compared with 90.8% for the same period last year and 88.9% for the quarter ended March 31, 2006.

•	Office Expansion — During the three months ended June 30, 2006, the Company opened 17 additional offices, compared with 25 offices added to operations during the three months ended June 30, 2005 and 28 offices added to operations during the three months ended March 31, 2006. The Company also closed four offices during the three months ended June 30, 2006. The total number of stores in operation increased from 248 as of June 30, 2005 and 447 as of March 31, 2006 to 460 as of June 30, 2006.
•	Premium growth — Total gross premiums earned increased 53% to $64.0 million for the three months ended June 30, 2006 from $41.9 million for the same period last year. The number of insured policies in force serviced by the Company at June 30, 2006 increased 68% over the number of policies in force at June 30, 2005.
Appointment of Edward Pierce As Executive Vice President
     The Company also announced that Edward Pierce has been named Executive Vice President. The Company anticipates that Mr. Pierce will be named as the Chief Financial Officer of the Company in the future. In connection with Mr. Pierce’s employment, the Company has agreed to sell Mr. Pierce 50,000 shares of the Company’s common stock at a purchase price equal to the closing price on September 13, 2006.
     From May 2001 through February 2006, Mr. Pierce, 49, served as Executive Vice President and Chief Financial Officer and as a director of BindView Development Corporation, a network security software development company. BindView was acquired by Symantec Corp. in January 2006. From November 1994 through January 2001, Mr. Pierce held various financial management positions, including Executive Vice President and Chief Financial Officer, with Metamor Worldwide Corporation, a global information technology services company. Metamor was acquired by PSINet Inc. in June 2000.
2006 Annual Meeting of Stockholders
     The 2006 annual meeting of stockholders of First Acceptance Corporation will be held on Thursday, November 9, 2006 in Dallas, Texas. Further details will be provided in our forthcoming Proxy Statement.
About First Acceptance Corporation
     First Acceptance Corporation provides non-standard private passenger automobile insurance, primarily through employee-agents. As of September 1, 2006, the Company leased and operated 458 retail offices in 12 states. The Company’s insurance company subsidiaries are licensed to do business in 25 states.
     This press release contains forward-looking statements. These statements, which have been included in reliance on the “safe harbor” provisions of the federal securities laws, involve risks and uncertainties. Investors are hereby cautioned that these statements may be affected by important factors, including, among others, the factors set forth in the Company’s Annual Report on Form 10-K and its other filings with the Securities and Exchange Commission. Actual operations and results may differ materially from the results discussed in the forward-looking statements. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.

FIRST ACCEPTANCE CORPORATION AND SUBSIDIARIES
Condensed Consolidated Statements of Income
($000s EXCEPT PER SHARE DATA)
(Unaudited)

	Three Months Ended		Year Ended
	June 30,		June 30,
	2006	2005	2006	2005
Revenues:
Premiums earned	$64,037	$41,613	$206,754	$132,347
Commissions and fees	8,434	7,868	28,774	27,151
Transaction service fee	1,050	—	4,150	—
Ceding commissions from reinsurer(1)	—	(628)	—	2,975
Gains on sales of foreclosed real estate	—	—	3,638	755
Investment income	1,801	898	5,762	3,353
Other gains (losses)	(127)	22	(76)	214

Total revenues	75,195	49,773	249,002	166,795

Expenses:
Losses and loss adjustment expenses	43,542	28,616	140,845	87,493
Insurance operating expenses	22,999	15,806	75,773	49,921
Other operating expenses	530	792	2,494	2,775
Stock-based compensation	82	95	500	332
Depreciation and amortization	684	322	1,463	1,920
Interest expense	441	144	898	351

Total expenses	68,278	45,775	221,973	142,792

Income before income taxes	6,917	3,998	27,029	24,003
Income tax benefit(2)	(7,774)	(9,203)	(1,039)	(2,153)

Net income	$14,691	$13,201	$28,068	$26,156

Basic net income per share	$0.31	$0.28	$0.59	$0.56
Diluted net income per share	$0.30	$0.27	$0.57	$0.53
Weighted average basic shares	47,525	47,444	47,487	47,055
Weighted average diluted shares	49,605	49,378	49,576	48,989
(1)	The reduction in ceding commissions from reinsurer for the three months ended June 30, 2005 was the result of a re-estimation based upon loss experience.
(2)	The three month periods and years ended June 30, 2006 and 2005 include decreases in the valuation allowance for the deferred tax asset of $10,540 and $10,594, respectively.

FIRST ACCEPTANCE CORPORATION AND SUBSIDIARIES
Consolidated Statements of Operations — By Business Segment
($000s EXCEPT PER SHARE DATA)
(Unaudited)

	Three Months Ended		Year Ended
	June 30,		June 30,
INSURANCE OPERATIONS	2006	2005	2006	2005
Revenues:
Premiums earned	$64,037	$41,613	$206,754	$132,347
Commissions and fees	8,434	7,868	28,774	27,151
Transaction service fee	1,050	—	4,150	—
Ceding commissions from reinsurer(2)	—	(628)	—	2,975
Investment income	1,693	756	4,955	2,287
Other gains (losses)	(127)	22	(76)	214

Total revenues	75,087	49,631	244,557	164,974

Expenses:
Losses and loss adjustment expenses	43,542	28,616	140,845	87,493
Operating expenses	22,999	15,806	75,773	49,921
Depreciation and amortization	684	322	1,463	1,920

Total expenses	67,225	44,744	218,081	139,334

Income before income taxes	$7,862	$4,887	$26,746	$25,640

	Three Months Ended		Year Ended
	June 30,		June 30,
REAL ESTATE AND CORPORATE(1)	2006	2005	2006	2005
Revenues:
Gains on sales of foreclosed real estate	$—	$—	$3,638	$755
Investment income	108	142	807	1,066

Total revenues	108	142	4,445	1,821

Expenses:
Operating expenses	530	792	2,494	2,775
Stock-based compensation	82	95	500	332
Interest expense	441	144	898	351

Total expenses	1,053	1,031	3,892	3,458

(Loss) income before income taxes	$(945)	$(889)	$553	$(1,637)

(1)	Includes activities related to disposing of foreclosed real estate held for sale, interest expense associated with debt, and general corporate overhead.
(2)	The reduction in ceding commissions from reinsurer for the three months ended June 30, 2005 was the result of a re-estimation based upon loss experience.

FIRST ACCEPTANCE CORPORATION AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
($000s EXCEPT PER SHARE DATA)
(Unaudited)

	June 30,
	2006	2005

ASSETS
Fixed maturities, available-for-sale, at market value	$127,828	$74,840
Investment in mutual fund, at market value	—	10,920
Cash and cash equivalents	31,534	24,762
Premiums and fees receivable	64,074	42,908
Reinsurance recoverables	1,344	4,490
Deferred tax asset	48,068	48,106
Other assets	17,501	11,031
Foreclosed real estate held for sale	87	961
Goodwill and identifiable intangible assets	143,870	112,704

TOTAL	$434,306	$330,722

LIABILITIES AND SHAREHOLDERS’ EQUITY
Total policy liabilities	138,939	90,649
Notes payable and capitalized lease obligation	24,026	—
Other liabilities	17,918	11,744

Total liabilities	180,883	102,393
Total stockholders’ equity	253,423	228,329

TOTAL	$434,306	$330,722

Book value per share	$5.33	$4.81

FIRST ACCEPTANCE CORPORATION AND SUBSIDIARIES
Supplemental Data
($000s EXCEPT PER SHARE DATA)
(Unaudited)
GROSS PREMIUMS EARNED BY STATE

	Three Months Ended		Year Ended
	June 30,		June 30,
	2006	2005	2006	2005

Gross premiums earned:
Georgia	$17,467	$17,829	$68,948	$69,806
Florida	11,086	994	26,327	1,181
Alabama	7,595	7,126	28,952	26,610
Texas	6,252	2,408	16,579	4,569
Tennessee	6,094	6,710	24,387	26,205
Illinois	5,106	65	7,680	112
Ohio	3,862	3,339	14,046	10,703
Indiana	1,946	941	6,163	2,032
Missouri	1,466	1,239	5,332	4,193
Mississippi	1,354	1,247	5,187	4,431
Pennsylvania	941	24	1,996	24
South Carolina	873	—	1,238	—

Total gross premiums earned	64,042	41,922	206,835	149,866
Premiums ceded	(5)	(309)	(81)	(8,732)
Premiums not assumed	—	—	—	(8,787)

Total net premiums earned	$64,037	$41,613	$206,754	$132,347

GAAP COMBINED RATIOS (INSURANCE COMPANIES)

	Three Months Ended		Year Ended
	June 30,		June 30,
	2006	2005	2006	2005
Loss and loss adjustment expense	68.0%	68.8%	68.1%	66.1%
Expense (1)	21.1%	22.0%	20.7%	17.7%

Combined ratio	89.1%	90.8%	88.8%	83.8%

(1)	Insurance operating expenses are reduced by fee income from insureds, ceding commissions received from our quota-share reinsurer and the transaction service fee received from the Chicago agencies whose business we acquired.
POLICIES IN FORCE

	Three Months Ended		Year Ended
	June 30,		June 30,
	2006	2005	2006	2005

Policies in force — beginning of period	187,048	122,363	119,422	91,385
Acquired	—	6,473	—	6,473
Net increase during period	13,353	(9,414)	80,979	21,564

Policies in force — end of period	200,401	119,422	200,401	119,422

FIRST ACCEPTANCE CORPORATION AND SUBSIDIARIES
Supplemental Data (continued)
(Unaudited)
NUMBER OF RETAIL LOCATIONS
     Retail location counts are based upon the date that a location commenced writing business. Through December 31, 2005, we had previously reported this information based upon the date that a location was leased and first incurred operating expenses. Count information for all prior periods presented has been restated to conform to the current period’s method of presentation. Under the prior basis of presentation, we would have reported a total of 468 locations leased at June 30, 2006.

	Three Months Ended		Years Ended
	June 30,		June 30,
	2006	2005	2006	2005

Retail locations — beginning of period	447	208	248	133
Opened	17	25	149	101
Acquired	—	15	72	15
Closed	(4)	—	(9)	(1)

Retail locations — end of period	460	248	460	248

RETAIL LOCATIONS BY STATE

					Change in Locations
					During the Three Months
	Retail Locations as of		Retail Locations as of		Ended
	June 30,		March 31,		June 30,
	2006	2005	2006	2005	2006	2005

Alabama	25	25	25	24	—	1
Florida	39	20	40	14	(1)	6
Georgia	63	62	63	62	—	—
Illinois	86	5	86	3	—	2
Indiana	26	21	25	21	1	—
Mississippi	8	8	8	8	—	—
Missouri	18	14	20	14	(2)	—
Ohio	30	29	30	28	—	1
Pennsylvania	25	7	20	—	5	7
South Carolina	21	—	12	—	9	—
Tennessee	20	20	20	20	—	—
Texas	99	37	98	14	1	23

Total	460	248	447	208	13	40

					Change in Locations
	Retail Locations as of		Retail Locations as of		During the Years Ended
	June 30,		June 30,		June 30,
	2006	2005	2005	2004	2006	2005

Alabama	25	25	25	21	—	4
Florida	39	20	20	—	19	20
Georgia	63	62	62	54	1	8
Illinois	86	5	5	—	81	5
Indiana	26	21	21	4	5	17
Mississippi	8	8	8	5	—	3
Missouri	18	14	14	10	4	4
Ohio	30	29	29	23	1	6
Pennsylvania	25	7	7	—	18	7
South Carolina	21	—	—	—	21	—
Tennessee	20	20	20	16	—	4
Texas	99	37	37	—	62	37

Total	460	248	248	133	212	115